EXHIBIT 5.1

                    [WEIL, GOTSHAL & MANGES LLP LETTERHEAD]

                              June 20, 1997

Domain Energy Corporation
1100 Louisiana, Suite 1500
P.o. Box 2229
Houston, Texas 77252-2229

Gentlemen:

            We have acted as counsel to Domain Energy Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a Registration Statement on Form S-1 (Registration No. 333-24641) (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the proposed offering of up to 6,900,000 shares (the "Shares") of the common stock, par value $.01 per share, of the Company. All of the Shares will be issued and sold pursuant to an Underwriting Agreement (the "Underwriting Agreement") to be entered into among Credit Suisse First Boston Corporation, PaineWebber Incorporated, Prudential Securities Incorporated and Morgan Keegan & Company, Inc., as representatives of the several underwriters named in Schedule I thereto, and the Company. We understand that prior to the issuance and sale of any Shares, the Company will file an amended and restated certificate of incorporation (the "Restated Certificate") with the Secretary of State of the State of Delaware to effect a reclassification of the shares of authorized common stock of the Company by increasing the number thereof and effecting a 754-for-one stock split of the outstanding shares of common stock of the Company.

            In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation of the Company, the respective forms of the Restated Certificate and the Underwriting Agreement filed as exhibits to the Registration Statement, the resolutions adopted by the Board of Directors of the Company and the resolutions proposed to be adopted by the pricing committee thereof (the "Pricing

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Committee Resolutions") authorizing the issuance and sale of the Shares pursuant to the Underwriting Agreement, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

            In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company. We have also assumed for purposes hereof that
(i) the Restated Certificate will be filed with the Secretary of State of the State of Delaware in substantially the form thereof filed as an exhibit to the Registration Statement, (ii) the Underwriting Agreement will be executed and delivered in substantially the form thereof filed as an exhibit to the Registration Statement and (iii) the pricing committee of the Board of Directors of the Company will adopt the Pricing Committee Resolutions authorizing the issuance and sale of the Shares pursuant to the Underwriting Agreement in substantially the form reviewed by us.

            Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

            1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

            2. Upon the due filing of the Restated Certificate with the Secretary of State of the State of Delaware and the adoption by the pricing committee of the Board of Directors of the Company of the Pricing Committee Resolutions authorizing the issuance and sale of the Shares pursuant to the Underwriting Agreement, the Shares will be duly authorized and, when issued and delivered to the purchasers thereof against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

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            The opinions expressed herein are limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

            The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein. Those opinions may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent, except that we hereby consent to the filing of this opinion as an exhibit to the Registration Statement. Consent also is given to the reference to this firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.

                              Very truly yours,


                              /s/  Weil, Gotshal & Manges LLP

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